EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-22513 of The AES Corporation on Form S-4 of our report dated January 30, 1997, except for Note 13, as to which the date is February 18, 1997, appearing in the Current Report on Form 8-K of The AES Corporation dated March 12, 1997. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Washington, D.C.
March 13, 1997